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                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock, $0.001 par value is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: March 19, 2001                   WARBURG, PINCUS & CO.

                                        By: /s/ Reuben S. Leibowitz
                                            ------------------------------
                                        Name:  Reuben S. Leibowitz
                                        Title: Partner


Dated: March 19, 2001                   E.M. WARBURG, PINCUS & CO., LLC

                                        By: /s/ Reuben S. Leibowitz
                                            ------------------------------
                                        Name:  Reuben S. Leibowitz
                                        Title: Member


Dated: March 19, 2001                   WARBURG, PINCUS VENTURES, L.P.

                                        By: Warburg, Pincus & Co.,
                                            General Partner


                                        By: /s/ Reuben S. Leibowitz
                                            ------------------------------
                                        Name:  Reuben S. Leibowitz
                                        Title: Partner